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                                   Exhibit 21
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                                  Subsidiaries

The following are the direct and indirect subsidiaries of Perficient, Inc.

Name                                            Jurisdiction of Formation
----                                            -------------------------

Perficient LoreData, Inc.                       Delaware

Perficient Compete, Inc.                        Delaware

Perficient International, Ltd.                  United Kingdom